UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Commercial Net Lease Realty, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	56-1431377

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

450 South Orange Avenue, Suite 900 Orlando, Florida	32801

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑

Securities Act registration statement file number to which this form relates:	333-105635

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

NONE

Securities to be registered pursuant to Section 12(g) of the Act:

6.70% Series B Cumulative Convertible Perpetual Preferred Stock, par value $0.01 per share
(liquidation preference $2,500 per share)

(Title of Class)

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered

     This Registration Statement relates to the registration under the Securities Exchange Act of 1934, as amended, of shares of 6.70% Series B Cumulative Convertible Perpetual Preferred Stock, par value $.01 per share (liquidation preference $2,500 per share) (the “Series B Preferred Stock”), of Commercial Net Lease Realty, Inc., a Maryland corporation (the “Registrant”). The description of the Series B Preferred Stock to be registered hereunder is set forth under the caption “Description of Preferred Stock” in the Registrant’s Registration Statement on Form S-3 (File No. 333-105635), filed with the Commission on May 29, 2003, and under the section captioned “Description of the Series B Preferred Shares” in the Registrant’s Prospectus Supplement, dated August 12, 2003, filed or to be filed pursuant to Rule 424(b), each of which are incorporated herein by reference.

Item 2. Exhibits

     The following exhibits are filed as part of this Registration Statement on Form 8-A:

1.	First Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-64511)).

2.	Form of Investment Agreement relating to the Series B Preferred Stock (filed herewith).

3.	Articles Supplementary relating to the Series B Preferred Stock (filed herewith).

4.	Specimen Stock Certificate relating to the Series B Preferred Stock (filed herewith).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COMMERCIAL NET LEASE REALTY, INC

By: Name: Title:	/s/ Kevin B. Habicht Kevin B. Habicht Executive Vice President and Chief Financial Officer

August 12, 2003

EXHIBIT INDEX

Exhibit
Number	Description

1.	First Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-64511))

2.	Form of Investment Agreement relating to the Series B Preferred Stock (filed herewith)

3.	Articles Supplementary relating to the Series B Preferred Stock (filed herewith)

4.	Specimen Stock Certificate relating to the Series B Preferred Stock (filed herewith)